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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               Form 8-K/A

                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported) July 20, 1996



                    Registrant; State of Incorporation;                          IRS Employer
Commission File Number                                Address; and Telephone Number        Identification
No.

1-5532              PORTLAND GENERAL CORPORATION      93-0909442
                    (an Oregon Corporation)
                    121 SW Salmon Street
                    Portland, Oregon 97204
                    (503) 464-8820


1-5532-99           PORTLAND GENERAL ELECTRIC COMPANY 93-0256820
                    (an Oregon Corporation)
                    121 SW Salmon Street
                    Portland, Oregon 97204
                    (503) 464-8000



                     121 S.W. Salmon Street, Portland, Oregon            97204
                      (Address of principal executive offices)         (zip code)

               Registrant's telephone number, including area code 503-464-8820


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Item 5.             Other Events

Planned Merger of Portland General Corporation - On July 20, 1996 Portland General Electric Company's (PGE) parent corporation, Portland General Corporation, an Oregon corporation (PGC), entered into an Agreement and Plan of Merger (Merger Agreement) with Enron Corp., a Delaware corporation (Enron) and New Enron Corp., an Oregon corporation and wholly owned subsidiary of Enron
(New Enron), pursuant to which Enron will be merged with and into New Enron with New Enron the surviving corporation in the merger (the Reincorporation
Merger) immediately following which PGC will be merged with and into New
Enron, with New Enron the surviving corporation in the merger (the PGC
Merger). As a result of the Reincorporation Merger, (I) each outstanding share of Enron common stock, par value $.10 per share (Enron Common Stock), will be converted into one share of common stock, no par value, of New Enron (New Enron Common Stock), and (ii) each outstanding share of Enron's Cumulative Second Preferred Convertible Stock, par value $1.00 per share and each outstanding share of Enron's 9.142% Perpetual Second Preferred Stock, par value $1.00 per share and each share of any series of Preferred Stock, Second Preferred Stock or Preference Stock of Enron issued after the date of the Merger Agreement and issued and outstanding immediately prior to the effective time of the Reincorporation Merger (together, the Enron Preferred Stock) will be converted into one share of a class or series of preferred stock of New Enron having substantially equivalent rights, preferences and limitations as the corresponding class or series of Enron Preferred Stock. As a result of the PGE Merger, each outstanding share of PGC's common stock, par value $3.75 per share, will be converted into one share of New Enron Common Stock. The PGC Merger is conditioned upon, among other things, approval by the shareholders of each of PGC and Enron, and the completion of regulatory procedures at the Oregon Public Utility Commission and the Federal Energy Regulatory commission. The companies are hopeful that the regulatory procedures can be completed within twelve months from the date of the Merger Agreement. The Merger Agreement may be terminated by Enron if the average of the closing prices of Enron Common Stock during the 20 consecutive trading day period ending five trading days prior to the date of the meeting of the shareholders of Enron is more than $47.25 per share, and may be terminated by PGC if the average of the closing prices of Enron Common Stock during such period is less than $36.25 per share. Following the PGC Merger, PGE will be a subsidiary of New Enron.


Item 7.             Financial Statements, Pro Forma Financial Information and
Exhibits

Exhibit 2 - Plan of acquisition, reorganization, arrangement, liquidation, or succession

Agreement and Plan of Merger, dated as of July 20, 1996, by and between Enron Corp., Portland General Corporation and New Enron Corp.

                              Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                    Portland General Corporation
                    Portland General Electric Company




April 26, 1996      By          /s/  Joseph M. Hirko
                                     Joseph M. Hirko
                                    Senior Vice President
                                    Chief Financial Officer